UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 10, 2024
Travel + Leisure Co.
(Exact name of registrant as specified in its charter)

Delaware	001-32876	20-0052541
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6277 Sea Harbor Drive
Orlando	Florida	32821
(Address of Principal Executive Offices)		(Zip Code)
	(407)	626-5200
(Registrant’s telephone number, including area code)
None (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	TNL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement.
On December 10, 2024, Travel + Leisure Co. (the “Borrower”) entered into the Sixth Amendment (the “Sixth Amendment”) to that certain Credit Agreement, dated as of May 31, 2018, among the Borrower, the lenders from time to time party thereto, Bank of America, N.A., as administrative agent and the other parties thereto (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). The Sixth Amendment, among other things, established term loans in an aggregate principal amount of $875 million (the “2024 Term Loan B Facility”), the net proceeds of which, together with cash on hand, were used to replace and reprice $593 million of outstanding borrowings under the Company’s 2023 incremental term loan B facility (the “2023 Term Loan B Facility”) and refinance $282 million of outstanding borrowings under the Company’s 2018 term loan B facility due May 31, 2025 (the “2018 Term Loan B Facility”) and to pay related fees and expenses. The 2024 Term Loan B Facility matures on December 14, 2029, which is consistent with the prior maturity date of the 2023 Term Loan B Facility.
The 2024 Term Loan B Facility has substantially the same terms as the 2023 Term Loan B Facility, except, among other things, the 2024 Term Loan B Facility bears interest at the Borrower’s option at a rate of (a) Base Rate (which is the highest of Bank of America’s prime rate, the federal funds rate plus 0.50%, and the Term SOFR (as defined in the Credit Agreement) one month rate, plus an applicable rate of 1.50%, or (b) the Term SOFR rate, plus an applicable rate of 2.50% (subject to a floor of 0.50%). The SOFR Adjustment (as defined in the Credit Agreement) does not apply to either option.
The 2024 Term Loan B Facility may be prepaid at any time, without prepayment premium or penalty, but is subject to a prepayment premium of 1.00% if a prepayment of the 2024 Term Loan B Facility is made in connection with certain “repricing events” at any time during the first six months after the closing date.
The description of the Sixth Amendment in this Current Report on Form 8-K (this “Current Report”) is a summary and is qualified in its entirety by reference to the complete terms of the Sixth Amendment included therein. The Sixth Amendment is filed hereto as Exhibit 10.1 and is incorporated by reference herein.
Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 of this Current Report is incorporated by reference herein.
Item 7.01.     Regulation FD Disclosure.
On December 10, 2024, the Company issued a press release to announce the closing of the 2024 Term Loan B Facility. A copy of the press release is attached hereto as Exhibit 99.1.
The information set forth under Item 7.01 of this Current Report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Borrower under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01.    Financial Statements and Exhibits.
d) Exhibits. The following exhibit is furnished with this report:

Exhibit No.	Description
10.1	Sixth Amendment to Credit Agreement, dated December 10, 2024.
99.1	Press Release of Travel + Leisure Co. to Announce the Closing of the 2024 Term Loan B Facility, dated December 10, 2024.
104	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVEL + LEISURE CO.

By: /s/ Thomas M. Duncan
Name: Thomas M. Duncan
Title: Chief Accounting Officer

Date: December 10, 2024